UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2019

(Exact name of registrant as specified in its charter)

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)
1015 Penn Avenue
Suite 103
Wyomissing PA 19610
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant's Certifying Accountant.

The Audit Committee (the "Audit Committee") of the Board of Directors of Customers Bancorp, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The Audit Committee invited several independent registered public accounting firms to participate in this process, including BDO USA, LLP ("BDO"), which audited the Company’s financial statements for the fiscal year ended December 31, 2018.

(a) Dismissal of Independent Registered Public Accounting Firm

On March 4, 2019, the Audit Committee approved the dismissal of BDO as the Company's independent registered public accounting firm.

The reports of BDO on the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through March 4, 2019, there have been no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2018 and 2017 and through March 4, 2019, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as set forth in the following sentence. As previously disclosed in the Company's amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017, the Company had a material weakness in internal control over financial reporting solely relating to the classification and reporting of its commercial mortgage warehouse lending transactions on its consolidated balance sheets and statements of cash flows and concluded that its internal control over financial reporting was not effective as of December 31, 2017. As previously disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, this material weakness has been remediated. The Audit Committee discussed the material weakness with BDO and the Company has authorized BDO to respond fully to inquiries of the successor independent registered public accounting firm concerning this matter.

The Company provided BDO with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that BDO furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BDO agrees with the statements related to them made by the Company in this report. A copy of BDO’s letter to the SEC dated March 7, 2019 is attached as Exhibit 16.1 to this report.

(b) Newly Engaged Independent Registered Public Accounting Firm

On March 4, 2019, the Audit Committee approved the appointment of Deloitte & Touche LLP ("Deloitte") as the Company's new independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2019, subject to completion of Deloitte's standard client acceptance procedures and execution of an engagement letter. During the fiscal years ended December 31, 2018 and 2017 and through March 4, 2019, neither the Company, nor anyone on its behalf, consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
16.1	Letter from BDO USA, LLP dated March 7, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Carla A. Leibold
Name: Carla A. Leibold
Title: Chief Financial Officer and Treasurer

Date: March 7, 2019

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from BDO USA, LLP dated March 7, 2019